Exhibit 99.1

Execution Version

ELEVENTH AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT
THIS ELEVENTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (hereinafter called this “Amendment”) is dated as of September 27, 2017, but effective as of the Amendment Effective Date (as defined below), by and among SRC Energy Inc. (formerly known as Synergy Resources Corporation) (the “Borrower”), each Lender (defined below) signatory hereto and SunTrust Bank, as Administrative Agent for the Lenders (in such capacity, together with its successors in such capacity “Administrative Agent”) and as an Issuing Bank.
W I T N E S S E T H:
WHEREAS, the Borrower, Administrative Agent and the lenders from time to time party thereto (the “Lenders”) are parties to that certain Amended and Restated Credit Agreement dated as of November 28, 2012, as amended by the following: that certain First Amendment to Credit Agreement dated as of February 12, 2013, Second Amendment to Credit Agreement dated as of June 28, 2013, Third Amendment to Credit Agreement dated as of December 20, 2013, Fourth Amendment to Credit Agreement dated as of June 3, 2014, Fifth Amendment to Amended and Restated Credit Agreement dated as of December 15, 2014, Sixth Amendment to Amended and Restated Credit Agreement dated as of June 2, 2015, Seventh Amendment to Amended and Restated Credit Agreement dated as of January 28, 2016, Eighth Amendment to Amended and Restated Credit Agreement dated as of May 3, 2016, Ninth Amendment to Amended and Restated Credit Agreement dated as of October 14, 2016 and Tenth Amendment to Amended and Restated Credit Agreement dated as of April 28, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”, and as amended by this Amendment and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), whereby upon the terms and conditions therein stated the Lenders have agreed to make certain loans to the Borrower;
WHEREAS, the Borrower has requested that Administrative Agent and the Lenders, as applicable, amend the Credit Agreement as set forth below; and
WHEREAS, subject to the terms and conditions hereof, Administrative Agent and the Lenders, as applicable, are willing to agree to the amendments to the Credit Agreement as set forth herein.
NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties to this Amendment hereby agree as follows:
SECTION 1.Definitions. Unless otherwise defined in this Amendment, each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement. The interpretive provisions set forth in Sections 1.02, 1.03 and 1.04 of the Credit Agreement shall apply to this Amendment. For the purposes of this Amendment, (a) “Existing Lender” means each institution that is a party hereto that is a Lender under the Existing Credit Agreement and (b) “New Lender” means each institution that is a party hereto that is not a Lender under the Existing Credit Agreement.
SECTION 2.    Amendment to Credit Agreement. Effective on the Amendment Effective Date, Annex I to the Credit Agreement is hereby replaced with Annex I attached hereto.
SECTION 3.    Borrowing Base. The Lenders have redetermined the Borrowing Base in accordance with Section 2.07(b) of the Credit Agreement. Effective on the Amendment Effective Date, the Borrowing Base is increased to $400,000,000 until the next redetermination or adjustment thereof pursuant to the Credit Agreement. This Amendment shall serve as notice to Borrower required pursuant to Section 2.07(c)(iii)(A) of the Credit Agreement.
SECTION 4.    New Lenders; Reallocation of Maximum Credit Amount. Effective on the Amendment Effective Date:
(a)    The Administrative Agent, the Borrower, the Lenders and Issuing Bank consent to the following: (i) each New Lender becoming a “Lender” under and as defined in the Credit Agreement, (ii) the reallocation of the Maximum Credit Amounts so that each Lender’s Maximum Credit Amount and Applicable Percentage is as set forth on Annex I attached hereto, and (iii) the reallocation of the participations in Letters of Credit in accordance with each Lender’s Applicable Percentage as set forth on Annex I attached hereto. On the Amendment Effective Date after giving effect to such reallocation of the Maximum Credit Amounts, the Maximum Credit Amount and Applicable Percentage of each Lender shall be as set forth on Annex I attached hereto. The reallocation of the Maximum Credit Amounts among the Lenders, including any assignment by an Existing Lender of a portion of its rights, interests, liabilities and obligations under the Credit Agreement to New Lenders, shall be deemed to have been consummated on the Amendment Effective Date pursuant to the terms of the Assignment and Assumption attached as Exhibit F to the Credit Agreement as if such Existing Lender and the New Lenders had executed an Assignment and Assumption with respect to such reallocation. The Administrative Agent hereby waives the $3,500.00 processing fee set forth in Section 12.04(b)(ii)(C) of the Credit Agreement with respect to the assignments and reallocations contemplated by this Section 4.
(b)    Each New Lender represents and agrees as follows: (i) it has received a copy of the Existing Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment, (ii) it has, independently and without reliance upon the Administrative Agent, any other agent, any Lender or any arranger, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment, (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender and agrees that on the Amendment Effective Date, it will become a party to the Credit Agreement and be bound by all the terms and provisions thereof.
SECTION 5.    Conditions of Effectiveness. This Amendment shall become effective as of the date the following conditions precedent have been satisfied (the “Amendment Effective Date”):
(a)    The Administrative Agent shall have received a counterpart of this Amendment which shall have been executed by the Administrative Agent, the Issuing Bank, the Lenders and the Borrower (which may be by telecopy or PDF transmission).
(b)    Payment by the Borrower of the fees and expenses of the Administrative Agent’s counsel pursuant to Section 12.03(a) of the Credit Agreement, including fees and expenses in connection with the preparation, negotiation and closing of this Amendment, to the extent invoiced at least three Business Days prior to the date hereof.
(c)    The Administrative Agent shall have received Notes duly executed by the Borrower payable to each New Lender requesting a Note.
(d)    All representations and warranties set forth in each of the Loan Documents (including this Amendment) shall be true and correct in all material respects (other than those representations and warranties

2

that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects).
SECTION 6.    Post Closing Matters. Provided that Administrative Agent has received as of the Amendment Effective Date, in form and substance satisfactory to the Administrative Agent, title information on the Oil and Gas Properties of Borrower so that the Administrative Agent has received, together with title information previously delivered to the Administrative Agent, reasonably satisfactory title information on at least 75% (by NPV) of the total Proved Reserves attributable to the Oil and Gas Properties of Borrower, Borrower shall have, notwithstanding the requirements of Section 8.13(a) of the Credit Agreement, thirty (30) days after the Amendment Effective Date to comply with the requirements of Section 8.13(a) of the Credit Agreement.
SECTION 7.    Representations and Warranties. The Borrower represents and warrants to Administrative Agent and the Lenders, with full knowledge that such Persons are relying on the following representations and warranties in executing this Amendment, as follows:
(a)    It has the organizational power and authority to execute, deliver and perform this Amendment, and all necessary organizational action on the part of it requisite for the due execution, delivery and performance of this Amendment has been duly and effectively taken.
(b)    The Credit Agreement, as amended by this Amendment, the Loan Documents and each and every other document executed and delivered to the Administrative Agent and the Lenders in connection with this Amendment to which it is a party constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
(c)    This Amendment does not and will not violate any provisions of any of the Organizational Documents of the Borrower.
(d)    No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Amendment.
(e)    On the date hereof, (i) since December 31, 2016, no Material Adverse Effect has occurred, (ii) no Default or Event of Default has occurred and is continuing, and (iii) all representations and warranties set forth in each of the Loan Documents are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties are true and correct in all respects).
SECTION 8.    Miscellaneous.
(a)    Reference to the Credit Agreement. Upon the effectiveness hereof, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, shall mean and be a reference to the Credit Agreement as amended hereby.
(b)    Extent of Amendments; Ratification. Except as otherwise expressly provided herein, the Credit Agreement and the other Loan Documents are not amended, waived, modified or affected by this Amendment and all of the terms and conditions of the Credit Agreement and the other Loan Documents are, and remain, in full force and effect in accordance with their respective terms. The Borrower hereby ratifies and confirms that, after giving effect to this Amendment, (i) except as expressly amended hereby, all of the

3

terms, conditions, covenants, representations, warranties and all other provisions of the Credit Agreement remain in full force and effect, (ii) each of the other Loan Documents are and remain in full force and effect in accordance with their respective terms, and (iii) the collateral and the Liens on the collateral securing the Indebtedness are unimpaired by this Amendment and remain in full force and effect.
(c)    Loan Documents. The Loan Documents, as such may be amended in accordance herewith, are and remain legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms. This Amendment is a Loan Document.
(d)    Claims. As additional consideration to the execution, delivery, and performance of this Amendment by the parties hereto and to induce Administrative Agent and the Lenders to enter into this Amendment, the Borrower represents and warrants that, as of the date hereof, it does not know of any defenses, counterclaims or rights of setoff to the payment of any Indebtedness of the Borrower to Administrative Agent, Issuing Bank or any Lender.
(e)    Execution and Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or pdf shall be equally as effective as delivery of a manually executed counterpart.
(f)    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York and applicable federal laws of the United States of America.
(g)    Headings. Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.
SECTION 9.    NO ORAL AGREEMENTS. THE RIGHTS AND OBLIGATIONS OF EACH OF THE PARTIES TO THE LOAN DOCUMENTS SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS AMENDMENT AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY THE BORROWER, ADMINISTRATIVE AGENT, ISSUING BANK AND/OR LENDERS REPRESENT THE FINAL AGREEMENT BETWEEN SUCH PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.
SECTION 10.    No Waiver. The Borrower hereby agrees that no Event of Default and no Default has been waived or remedied by the execution of this Amendment by the Administrative Agent or any Lender. Nothing contained in this Amendment nor any past indulgence by the Administrative Agent, Issuing Bank or any Lender, nor any other action or inaction on behalf of the Administrative Agent, Issuing Bank or any Lender, (a) shall constitute or be deemed to constitute a waiver of any Defaults or Events of Default which may exist under the Credit Agreement or the other Loan Documents, or (b) shall constitute or be deemed to constitute an election of remedies by the Administrative Agent, Issuing Bank or any Lender, or a waiver of any of the rights or remedies of the Administrative Agent, Issuing Bank or any Lender provided in the Credit Agreement, the other Loan Documents, or otherwise afforded at law or in equity.
Signatures Pages Follow

4

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:	SRC ENERGY INC.

	By:	/s/ James P. Henderson
James P. Henderson
Executive Vice President Finance and Chief Financial Officer

Signature Page to Eleventh Amendment

SUNTRUST BANK,
as Administrative Agent and as an Issuing Bank and a Lender

By:	/s/ Chulley Bogle
Name:	Chulley Bogle
Title:	Vice President

Signature Page to Eleventh Amendment

DEUTSCHE BANK AG NEW YORK BRANCH,
as a Lender

By:	/s/ Dusan Lazarov
Name:	Dusan Lazarov
Title:	Director

By:	/s/ Anca Trifan
Name:	Anca Trifan
Title:	Managing Director

Signature Page to Eleventh Amendment

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Arina Mavilian
Name:	Arina Mavilian
Title:	Authorized Officer

Signature Page to Eleventh Amendment

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ George E. McKean
Name:	George E. McKean
Title:	Senior Vice President

Signature Page to Eleventh Amendment

CAPTIAL ONE, NATIONAL ASSOCIATION
as a Lender

By:	/s/ Matthew Molero
Name:	Matthew Molero
Title:	Senior Vice President

Signature Page to Eleventh Amendment

CITIBANK, N.A.
as a Lender

By:	/s/ Eamon Baqui
Name:	Eamon Baqui
Title:	Vice President

Signature Page to Eleventh Amendment

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
as a Lender

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Authorized Signatory

Signature Page to Eleventh Amendment

WELLS FARGO BANK, N.A.
as a Lender

By:	/s/ Suzanne Ridenhour
Name:	Suzanne Ridenhour
Title:	Director

Signature Page to Eleventh Amendment

ZB N.A. DBA AMEGY BANK,
as a Lender

By:	/s/ Ronnie Causey
Name:	Ronnie Causey
Title:	Vice President

Signature Page to Eleventh Amendment

COMERICA BANK,
as a Lender

By:	/s/ Cassandra M. Lucas
Name:	Cassandra M. Lucas
Title:	Portfolio Manager

Signature Page to Eleventh Amendment

COMMUNITY BANKS OF COLORADO, a division
of NBH Bank, as a Lender

By:	/s/ William Holliday
Name:	William Holliday
Title:	Portfolio Manager

Signature Page to Eleventh Amendment

IBERIABANK,
as a Lender

By:	/s/ Tyler S. Thoem
Name:	Tyler S. Thoem
Title:	Senior Vice President

Signature Page to Eleventh Amendment

ANNEX I
LIST OF MAXIMUM CREDIT AMOUNTS

Name of Lender	Applicable Percentage	Maximum Credit Amount
SunTrust Bank	12.5%	$62,500,000
Deutsche Bank AG New York Branch	9.5%	$47,500,000
JPMorgan Chase Bank, National Association	9.5%	$47,500,000
KeyBank National Association	9.5%	$47,500,000
Capital One, National Association	8.3%	$41,250,000
Citibank, N.A.	8.3%	$41,250,000
Credit Suisse AG	8.3%	$41,250,000
Wells Fargo Bank, National Association	8.3%	$41,250,000
ZB N.A. dba Amegy Bank	7.0%	$35,000,000
Comerica Bank	7.0%	$35,000,000
Community Banks of Colorado	7.0%	$35,000,000
IBERIABANK	5.0%	$25,000,000
Total	100.00%	$500,000,000

Annex I